SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report:  April 16, 1998



            Exact Name of
Commission	 Registrant   	 State or other	 IRS Employer
File	       as specified	  Jurisdiction of	Identification
Number	     in its charter	Incorporation	  Number
-----------	--------------	---------------	--------------

1-12609	    PG&E Corporation	California	   94-3234914

1-2348	     Pacific Gas and	California	    94-0742640
      	     Electric Company






Pacific Gas and Electric Company   PG&E Corporation
77 Beale Street, P.O. Box 770000   One Market, Spear Tower, Suite 2400
San Francisco, California  94177   San Francisco, California 94105

(Address of principal                (Address of principal
  executive offices) (Zip Code)        executive offices) (Zip Code)


Pacific Gas and Electric Company         PG&E Corporation
    (415) 973-7000                        (415) 267-7000

        (Registrant's telephone number, including area code)

Item 5.  Other Events

A.  First Quarter 1998 Consolidated Earnings (unaudited)

On April 15, 1998, PG&E Corporation reported earnings per common share of $.36 for the three months ended March 31, 1998. Financial results for the three months ended March 31, 1998, are shown below:


                      Three Months Ended March 31, 1998
=================================================================

                          (unaudited)(1)

Earnings Per Common Share:
  Pacific Gas and Electric Company (Utility)         $  .36
  Unregulated Business Operations(2)                    .00
                                                     ---------
PG&E Corporation                                     $  .36
                                                     =========

(1) In the opinion of management, the unaudited financial information presented above reflects all adjustments to date which are necessary to present a fair statement of earnings per common share for the period. This information should be read in conjunction with the 1997 Consolidated Financial Statements and Notes to Consolidated Financial Statements incorporated by reference in the Annual Report on Form 10-K for PG&E Corporation and Pacific Gas and Electric Company.

(2) Unregulated Business Operations includes those business activities that are not directly regulated by the California Public Utilities Commission (CPUC).


B.  Pacific Gas and Electric Company's General Rate Case Proceeding

As discussed in the Annual Report on Form 10-K for the year ended December 31, 1997, filed by PG&E Corporation and its subsidiary, Pacific Gas and Electric Company, on December 12, 1997, Pacific Gas and Electric Company filed its Test Year 1999 General Rate Case (GRC) application with the CPUC requesting increases in electric and gas base revenues to become effective on January 1, 1999. The current amount of the requested increases are $572 million and $460 million for electric and gas base revenues, respectively, over the 1998 authorized amounts.

On April 7, 1998, a CPUC commissioner issued a ruling adopting a schedule for the 1999 GRC proceeding. The ruling delays the projected date for a final CPUC decision until January 28, 1999, with a proposed decision to be issued by December 24, 1998. This schedule delays the proceedings by approximately one month compared to previous expectations. The revised schedule reflects the desire by intervenor parties, including the CPUC's Office of Ratepayer Advocates (ORA), for more time to prepare analysis and testimony. To accommodate the delayed schedule, the ruling permits Pacific Gas and Electric Company to submit a plan for establishing interim rates, to be effective on January 1, 1999, to cover the period between that date and the date a final CPUC decision is issued. The schedule calls for a decision on interim rates to be issued in November 1998.

The ruling requires the ORA to submit its report responding to the GRC application by May 18, 1998. The next prehearing conference is scheduled for May 29, 1998, with hearings to begin on June 8, 1998. The schedule adopted in the ruling is subject to further revision by either the CPUC or the administrative law judge assigned to the GRC proceeding.

The commissioner's ruling also limits the scope of the issues to be considered in the GRC proceeding to those issues which are identified in Pacific Gas and Electric Company's application or which may be reasonably inferred from the proposals contained in the application. The primary focus of the GRC proceeding will be on Pacific Gas and Electric Company's electric and gas distribution services and related customer service functions. The ruling noted that issues related to both affiliate transactions and the GRC proceeding should be resolved through procedures established in the separate pending CPUC proceeding concerning the audit of transactions between Pacific Gas and Electric Company and its affiliates.

                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                          PG&E CORPORATION
                                 and
                          PACIFIC GAS AND ELECTRIC COMPANY


                                 CHRISTOPHER P. JOHNS

                          By ________________________________
                                  CHRISTOPHER P. JOHNS

	Vice President and Controller
	(PG&E Corporation)
	Vice President and Controller
	(Pacific Gas and Electric Company)

Dated: April 16, 1998